EXHIBIT 23.1

               PricewaterhouseCoopers LLP, Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 29, 1999, except with regard to Note A, paragraph 6 and Note M, for which the date is December 29, 1999, relating to the financial statements, which appear in the 1999 Annual Report to Shareholders of Incara Pharmaceuticals Corporation, which is incorporated by reference in Incara Pharmaceuticals' Annual Report on Form 10-K for the year ended September 30, 1999.



Raleigh, North Carolina
March 28, 2000